FOURTH AMENDMENT TO AND ASSUMPTION OF SECURITY AGREEMENT


          THIS FOURTH AMENDMENT TO AND ASSUMPTION OF SECURITY AGREEMENT ("Fourth Amendment") dated as of September 30, 1999, is made between XCL-Texas, Inc. ("XCL-Texas") and Construction Specialists, Inc. d/b/a Con-Spec, Inc. ("Lender"), who agree as follows:

                            Recitals

          WHEREAS, XCL Land, Ltd. ("XCL Land") and the Lender entered into that certain Security Agreement dated November 6, 1998, as amended by that certain First Amendment to Security Agreement dated January 15, 1999, as amended by that certain Second Amendment to Security Agreement dated as of April 13, 1999, as amended by that certain Third Amendment to Security Agreement dated as of May 21, 1999 (the "Security Agreement") in order to secure the full and punctual payment and performance of the indebtedness described therein (capitalized terms used but not defined herein shall have the meaning given to them in the Security Agreement); and

          WHEREAS, pursuant to Section 11 of the Security Agreement, the Lender agreed that in the event additional Units were sold or additional New Funds were provided to XCL Land by persons other than Lender and secured by partnership interests in the Partnership, Lender would immediately upon demand (one or more times, as appropriate) execute further amendments to the Security Agreement releasing a percentage of XCL Land's Partnership Interest sufficient to allocate the security interests in the partnership interest of the Partnership among the Unit holders or other providers of New Funds on a proportionate basis (provided that no reduction in such security interest need be made with respect to amounts of New Funds in excess of an aggregate of $6,200,000 principal outstanding); and

          WHEREAS, an additional $1,500,000 in New Funds has been provided to XCL Land thereby making the aggregate principal amount of New Funds outstanding as of September 30, 1999 equal to $4,200,000 with Lender having contributed $950,000 of such funds; and

          WHEREAS, XCL-Texas has requested that Lender execute this Fourth Amendment to release a portion of its security interest and amend the Security Agreement to reflect the Lender's revised security interest; and

          WHEREAS, XCL Land assigned a 1% general partnership interest in the Partnership to XCL-Texas and withdrew as general partner of the Partnership; and

          WHEREAS, XCL Land's remaining partnership interest was converted to a limited partnership interest and, thereafter, XCL
Land merged with and into The Exploration Company of Louisiana, Inc. ("TECLI"); and

          WHEREAS, as a result of the merger, TECLI succeeded by operation of law to all of the assets and liabilities of XCL
Land, including but not limited to the Note; and

          WHEREAS, as a further result of the merger, TECLI owns a 99% limited partnership interest in the Partnership and has acknowledged and agreed that Lender's security interest in TECLI's partnership interest covers Lender's applicable percentage of TECLI's entire 99% limited partnership interest; and

          WHEREAS,   XCL-Texas  wishes  to  acknowledge  Lender's
security interest in Lender's applicable percentage of XCL-Texas'
1% general partnership interest and assume all of XCL-Land's obligations under the Security Agreement.

          NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          Section 1. Substitution of Parties. Lender and XCL-Texas hereby agree that the Security Agreement, as amended hereby, is now between Lender and XCL-Texas and XCL-Texas hereby assumes all of XCL Land's obligations under the Security Agreement.

          Section  2.  Partial  Release  of  Collateral.   Lender
hereby releases the following collateral:

          (1) 12.58% of XCL-Texas' now owned or hereafter acquired Partnership Interest in the Partnership;

          (2) 12.58% of any and all monies and other distributions (cash or property), allocations or payments made or to be made to XCL-Texas pursuant to the Partnership Agreement or attributable to the Partnership Interest;

          (3) all General Intangibles related in any way to the collateral described in clauses 1 or 2 above;

          (4) all Proceeds and products of all or any of the collateral described in clauses 1-3 above.

          Section  3.  Amendments  to  Security  Agreement.   The
Security Agreement is hereby amended as follows:

          (a) The reference to "XCL Land, Ltd. ("Borrower")" in the first sentence of the Security Agreement is hereby changed to "XCL-Texas, Inc. ("XCL-Texas")."

          (b) The references to "The Borrower," "the Borrower" and "Borrower" in Recital paragraph A, in the definition of "New Funds," in the definition of "Permitted Liens," in the definition of "Subscription Agreement," in the first two places those terms appear in Section 2(A), and in the first two places those terms appear in the sentence in Section 11 that begins "Lender further agrees and acknowledges" are hereby changed to "The Exploration Company of Louisiana, Inc."

          (c)       The   references  to  "The  Borrower,"   "the
Borrower"  and  "Borrower" in all other places  in  the  Security
Agreement are hereby changed to "XCL-Texas."

          (d)     The reference to "35.2%" in Section 2(A)(1) and
2(A)(2) is hereby deleted and the phrase "22.62%" is substituted in its place.

          (e) The federal taxpayer identification number listed in Section 7 of the Security Agreement is hereby changed to 74-2027391.

          (f) The address in Section 8 is hereby amended to read 3639 Ambassador Caffery Parkway, Suite 400, Lafayette,
Louisiana 70503.

          Section 4. Effect of Amendment. Except as expressly amended hereby and except as to the collateral released pursuant hereto, the Security Agreement shall remain in full force and effect.

          Section 5. Titles of Sections. All titles or headings to sections of this Fourth Amendment are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such sections, such other content being controlling as to the agreement between the parties hereto.

          Section 6. Governing Law. This Fourth Amendment is a contract made under and shall be construed in accordance with and governed by the laws of the United States of America and the State of Louisiana.

          Section 7. Counterparts. This Fourth Amendment may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof, each counterpart shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, XCL-Texas and the Lender have caused this Fourth Amendment to be duly executed as of the date first above written.

WITNESSES:                    XCL-TEXAS, INC.


_________________________     By:________________________________
Name:____________________        Name:___________________________
        (Please Print)          Title:__________________________

_________________________
Name:____________________
        (Please Print)

                              LENDER:

                              CONSTRUCTION   SPECIALISTS,    INC.
                              D/B/A CON-SPEC, INC.


_________________________     By:________________________________
Name:____________________        Name:___________________________
        (Please Print)          Title:__________________________

_________________________
Name:____________________
        (Please Print)